Exhibit 3.16

BY-LAWS

OF

INFOR GLOBAL SOLUTIONS (MICHIGAN), INC.

A Michigan corporation

(Adopted as of December 30, 2004)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Michigan shall be located at 2201 East Grand River, Suite 201, Lansing, Michigan 48912. The name of the corporation’s registered agent at such address shall be National Registered Agents, Inc. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Michigan, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place and Time of Meetings. An annual meeting of the shareholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting.

Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of Michigan, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting, such written request shall state the purpose or purposes of the meeting and shall be delivered to the president.

Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4. Notice. Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Shareholder List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the articles of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the Business Corporation Act of the State of Michigan (the “Act”) or by the articles of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such shareholder.

Section 10. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of shareholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Action by Written Consent. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Michigan, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2. Number, Election and Term of Office. The number of directors which shall constitute the board shall be one (1). Thereafter, the number of directors may be established by a resolutions of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the shareholders, Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by telegraph.

Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman, the chief executive officer, the president, vice-presidents, secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be. The president shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders or as soon thereafter as conveniently may be. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6. Chairman. The chairman shall be the chief executive officer of the corporation, unless a chief executive officer is appointed, and shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, the chairman of the board shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. The Chairman shall preside at all meetings of the board of directors and at all meetings of the stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7. The President. The president shall; subject to the powers of the board of directors and the chairman, shall have general control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors, chairman or as may be provided in these by-laws.

Section 8. Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or by the president, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the chairman, the president or these by-laws may, from time to time, prescribe.

Section 9. Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Indemnification of Directors and Officers: Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a current or former director or officer of the corporation (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification of Directors and Officers: Claims Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made under this Section 2 for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation except to the extent authorized in Section 6 of this Article.

Section 3. Actions Brought by the Indemnitee. Notwithstanding the provisions of Sections 1 and 2 of this Article, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article, unless such action, suit, proceeding or claim (or part thereof) was authorized by the board of directors of the corporation.

Section 4. Approval of Indemnification. An indemnification under Sections 1 or 2 of this Article, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2 of this Article, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

(a)	By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)	If a quorum cannot be obtained in subsection (a), by majority vote of a committee duly designated by the board of directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

(c)	By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

(i)	By the board of directors or its committee in the manner prescribed in subsection (a) or (b).

(ii)	If a quorum of the board of directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), by the board of directors.

(d)	By all independent directors (if any directors have been designated as such by the board of directors or shareholders of the corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

(e)	By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

In the designation of a committee under subsection (b) or in the selection of independent legal counsel under subsection (c )(ii), all directors may participate.

Section 5. Advancement of Expenses. The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

(a)	The Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

(b)	The Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

(c)	A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

The undertaking required by subsection (b) must be an unlimited general obligation of the Indemnitee but need not be secured. Determinations and evaluations of payments under this Section shall be made in the manner specified in Section 4 of this Article.

Section 6. Court Approval. An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee if fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 1 and 2 of this Article or was adjudged liable as described in Section 2 of this Article, but if he or she was adjudged liable, his or her indemnification is limited to expenses reasonably incurred.

Section 7. Partial Indemnification. If an Indemnitee is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

Section 8. Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the board of directors.

Section 9. Other Rights of Indemnification. The indemnification or advancement of expenses provided under Sections 1 through 8 of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 1 through 8 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

Section 10. Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to any employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Sections 1 and 2 of this Article.

Section 11. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provision of the Act.

Section 12. Enforcement. If a claim under this Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its board of directors, a committee thereof, independent legal counselor its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 13. Contract With the Corporation. The right to indemnification conferred in this Article shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations then existing with respect to any state of acts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 14. Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article. The indemnification and other obligations set forth in this Article of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

Section 15. Severability. Each and every paragraph, sentence term and provision of this Article shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Article shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Shareholder Meetings. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Michigan, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6. Registered Shareholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Michigan”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in the State of Michigan or at its principal place of business.

Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the articles of incorporation, the Business Corporation Act of the State of Michigan or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the shareholders of the same

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